United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 24, 2026

Date of Report (Date of earliest event reported)

AIMEI HEALTH TECHNOLOGY CO., LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd Street, Suite 3001 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

86-13758131392

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	AFJK	The Nasdaq Stock Market LLC
Rights, exchangeable into one-fifth of one Ordinary Share	AFJKR	The Nasdaq Stock Market LLC
Units, each consisting of one Ordinary Share and one Right	AFJKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 24, 2026, Ms. Julianne Huh, a director of Aimei Health Technology Co., Ltd (the “Company”), submitted a letter of resignation indicating her intention to resign as the Company’s director, effective June 24, 2026, which has been accepted by the board of directors of the Company (the “Board”). Ms. Huh has advised the Company that her resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. Ms. Huh has acknowledged that she has been paid all amounts due to her and she is not entitled to any payments or benefits of any kind from the Company, and she has irrevocably and unconditionally released the Company of and from all claims, demands, actions, and causes of action.

On June 29, 2026, the nominating and corporate governance committee of the Board recommended, and the Board approved and appointed Mr. Daniel Veikko Polvi to serve as a director of the Company. Mr. Polvi received his MBA degree in Business Administration from BI Norwegian Business School in June 2018. Since May 2019, Mr. Polvi has served as the managing director of Shearwater Limited, a management consulting firm providing business management consulting services to international corporations, where he is responsible for overseeing client engagements and delivering business and management consulting services to international corporate clients. The Board believes that Mr. Polvi is well qualified to serve as a director of the Company due to his extensive experience in business management, corporate advisory, and strategic consulting for international corporations.

There are no family relationships between Mr. Polvi and any director or executive officer of the Company. To the best knowledge of the Company, neither Mr. Polvi nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

Aimei Health Technology Co., Ltd

By:	/s/ Junheng Xie
Name:	Junheng Xie
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

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